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                         SUBSIDIARIES OF THE REGISTRANT

                     Subsidiary or            Percent of             State of
Parent               Organization             Ownership            Incorporation
------               -------------            ----------           -------------

1. First Robinson    First Robinson              100%                Federal
   Financial         Savings Bank, N.A
   Corporation

2. First Robinson    First Robinson              100%                Illinois
   Savings Bank,     Service Corporation
   N.A.